Exhibit 23.2
Data & Consulting Services
Division of Schlumberger Technology Corporation

1310 Commerce Drive Park Ridge 1 Pittsburgh, PA 15275-1011 Tel: 412-787-5403 Fax: 412-787-2906
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     Data & Consulting Services Division of Schlumberger Technology Corporation consents to the references to our firm in the form and context in which they appear in this Amendment No. 3 to the Form 10-K (“Amendment No. 3”) of Quicksilver Resources Inc. (the “Company”). We further consent to the use of information contained in our reports, as of 31 December 2008, 2007 and 2006, setting forth the estimates of revenues from the Company’s oil and gas reserves in such Amendment No. 3 and the incorporation by reference of such information into Registration Statement No. 333-152898 on Form S-3 and Registration Statement Nos. 333-91526, 333-94387, 333-113617, 333-116180 and 333-134430 on Form S-8 of the Company.

DATA & CONSULTING SERVICES DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION
By:
Charles M. Boyer II, P.G., C.P.G., C.C.G.
Advisor — Unconventional Reservoirs

Pittsburgh, PA
12 June 2009